UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2026

Repare Therapeutics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Québec	001-39335	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7171 Frederick-Banting, Building 2, Suite 270
St-Laurent, Québec, Canada	H4S 1Z9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 412-7018

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, no par value	RPTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed by Repare Therapeutics Inc., a corporation governed by the Business Corporations Act (Québec) (the “Company”), the Company entered into an Arrangement Agreement, dated as of November 14, 2025 (the “Agreement”), by and among the Company, XenoTherapeutics, Inc., a Massachusetts non-profit corporation (“Xeno”), Xeno Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Xeno (“Purchaser”), and solely for purposes of Section 9.15 thereof, XOMA Royalty Corporation, a Nevada corporation, pursuant to which Purchaser agreed to acquire all of the issued and outstanding common shares (the “Common Shares”, and the holders of such Common Shares, the “Shareholders”) of the Company (the “Transaction”). The Transaction was consummated on January 28, 2026 (the “Arrangement”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note is incorporated by reference herein.

Subject to the terms and conditions set forth in the Agreement, on January 28, 2026, the Shareholders received a cash payment of approximately US$2.20 per Common that was determined based upon the Company’s cash balance immediately prior to the closing of the Transaction (the “Closing”) after deducting certain transaction costs, the aggregate amount of outstanding liabilities, and a transaction fee to Xeno. In addition, each Shareholder received one non-transferable contingent value right (each, a “CVR”) for each Common Share which represents the right to receive a pro rata portion of potential payments, in cash, described in, and subject to and in accordance with the terms and conditions of the contingent value rights agreement dated January 28, 2026 among the Purchaser, Broadridge Corporate Issuer Solutions, LCC, in its capacity as rights agent and WT Representative LLC, solely in its capacity as the initial representative, agent and attorney in-fact of the CVR holders (the “CVR Agreement”).

The foregoing summary description of the completion of the Transaction does not purport to be complete and is qualified in its entirety by reference to the terms of the Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on November 17, 2025. The form of the CVR Agreement is included as Schedule F to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on November 17, 2025 and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.01.

In connection with the consummation of the Transaction, the Company (i) notified the Nasdaq Capital Market LLC (“Nasdaq”) of the consummation of the Transaction and (ii) requested that Nasdaq (A) suspend trading of the Shares effective after the closing of trading on January 28, 2026 and (B) file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to effect the delisting of all Shares from Nasdaq and the deregistration of such Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, Purchaser intends to file a Certification and Notice of Termination of Registration on Form 15 with the SEC requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Shares. The Company has applied to cease to be a reporting issuer in Québec pursuant to the securities legislation of Québec.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 5.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth under Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Transaction, a change in control of the Company occurred and the Company became a wholly owned subsidiary of Purchaser.

Item 5.02	Departure of Directors; Election of Directors; Appointment of Certain Officers.

In connection with the Transaction and pursuant to the terms of the Agreement, at the effective time of the Transaction (the “Effective Time”), each of the directors of the Company resigned from the board of directors of the Company.

Pursuant to the terms of the Agreement, at the Effective Time, the sole director of Purchaser became the sole director of the surviving corporation following the completion of the Transaction. The sole director of Purchaser immediately prior to the Effective Time was Jon Adkins. The sole officer of Purchaser immediately prior to the Effective Time was Jon Adkins, serving as President, Treasurer and Secretary.

Following the Closing, Jon Adkins is expected to become the sole officer of the Company.

Item 8.01	Other Events.

On January 28, 2026, the Company issued a press release announcing the Closing of the Transaction (the “Press Release”). The Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 28, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPARE THERAPEUTICS INC.

By:	/s/ Steve Forte
Steve Forte
President, Chief Executive Officer and Chief Financial Officer

Dated: January 28, 2026